UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2021

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 17, 2021, Liberty Star Minerals (“Liberty Star” or the “Company” (OTCQB: LBSR) announced we have established a new field office in Sierra Vista, with company staff, located approximately 24 miles from the Hay Mountain Project. Hay Mountain and the new office are both located in Cochise County, Arizona.

“We are getting closer to undertaking drilling at Hay Mountain Project targets,” states Liberty Star’s CEO/President Brett Gross. “The reverse split, up-listing to the OTCQB and maintaining an office near our projects are the latest activities advancing our plan to place appropriate financing and support field operations at Hay Mountain.”

Liberty Star undertakes assessment work each year according to ASLD rules calling for cash payment or labor in kind for the yearly maintenance requirement. This year CEO Brett Gross & Field Operations Manager Jay Crawford started their work over Red Rock Canyon Mineral Exploration Permit (MEP) land. (See Exhibit 3.22 for details of Red Rock Canyon assessment work.)

Prior to drilling targets within Red Rock Canyon, the company is also required to complete archaeological & plant inventory studies which will begin ASAP.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.22	Liberty Star Announces New Field Office Near the Hay Mountain Project, Cochise County, Arizona (& Liberty Star’s 2021 MEP Annual Assessment Work at Red Rock Canyon)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: August 18, 2021	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO